UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2021

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Secured Notes

On November 24, 2021 (the “Closing Date”), WMG Acquisition Corp. (the “Issuer”), an indirect, wholly-owned subsidiary of Warner Music Group Corp., issued and sold $540 million in aggregate principal amount of its 3.750% Senior Secured Notes due 2029 (the “Notes”) under an Indenture, dated as of June 29, 2020 (the “Base Indenture”), among the Issuer, the guarantors party thereto, Credit Suisse AG, as Notes Authorized Representative and Collateral Agent, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by the Sixth Supplemental Indenture, dated as of November 24, 2021 (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the guarantors party thereto and the Trustee.

Interest on the Notes will accrue at the rate of 3.750% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on June 1, 2022.

Ranking

The Notes are the Issuer’s senior secured obligations and are secured on an equal and ratable basis with all existing and future indebtedness secured with the same security arrangements as the Notes, including the Existing Secured Notes and the Credit Facilities (each as defined below). The Notes rank senior in right of payment to the Issuer’s existing and future subordinated indebtedness; rank equally in right of payment with all of the Issuer’s existing and future senior indebtedness, including the Issuer’s 3.875% Senior Notes due 2030 (the “3.875% Existing Secured Notes”), the Issuer’s 2.750% Senior Secured Notes due 2028 (the “2.750% Existing Secured Notes”), the Issuer’s 3.000% Senior Secured Notes due 2031 (the “3.000% Existing Secured Notes”) and the Issuer’s 2.250% Senior Secured Notes due 2031 (the “2.250% Existing Secured Notes” and, together with the 3.875% Existing Secured Notes, the 2.750% Existing Secured Notes and the 2.250% Existing Secured Notes, the “Existing Secured Notes”) and indebtedness under the Issuer’s senior secured revolving credit facility with Credit Suisse AG, as administrative agent, and the other financial institutions and lenders from time to time party thereto (the “Revolving Credit Facility”) and the Issuer’s senior secured term loan credit facility with Credit Suisse AG, as administrative agent, and the other financial institutions and lenders from time to time party thereto (the “Term Credit Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”) and any future senior secured credit facility; are effectively senior to the Issuer’s unsecured senior indebtedness to the extent of the value of the collateral securing the Notes; and are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any of the Issuer’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Issuer or one of its subsidiary guarantors (as such term is defined below)).

Guarantees

The Notes are fully and unconditionally guaranteed on a senior secured basis by each of the Issuer’s existing direct or indirect wholly-owned domestic restricted subsidiaries and by any such subsidiaries that guarantee obligations of the Issuer under the Credit Facilities, subject to customary exceptions. Such subsidiary guarantors are collectively referred to herein as the “subsidiary guarantors,” and such subsidiary guarantees are collectively referred to herein as the “subsidiary guarantees.” Each subsidiary guarantee is a senior secured obligation of such subsidiary guarantor and is secured on an equal and ratable basis with all existing and future obligations of such subsidiary guarantor that are secured with the same security arrangements as the guarantee of the Notes (including the subsidiary guarantor’s guarantee of obligations under the Existing Secured Notes and the Credit Facilities). Each subsidiary guarantee ranks senior in right of payment to all subordinated obligations of the subsidiary guarantor; is effectively senior to the subsidiary guarantor’s existing unsecured obligations, to the extent of the collateral securing such guarantee; ranks equally in right of payment with all of the subsidiary guarantor’s existing and future senior obligations, including the subsidiary guarantor’s guarantee of the Credit Facilities and any future senior secured credit facility and the Existing Secured Notes; and is structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any non-guarantor subsidiary of the subsidiary guarantor (other than indebtedness and liabilities owed to the Issuer or one of its subsidiary guarantors). Any subsidiary guarantee of the Notes may be released in certain circumstances.

Optional Redemption

At any time prior to December 1, 2024, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes (including the aggregate principal amount of any additional notes of the same series), issued under the Base Indenture, at its option, at a redemption price equal to 103.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date) (each, an “Equity Offering Redemption”), with funds in an aggregate amount not exceeding the net cash proceeds of one or more equity offerings by the Issuer or any contribution to the Issuer’s common equity capital made with the net cash proceeds of one or more equity offerings by the Issuer’s direct or indirect parent; provided that:

(1) at least 50% of the aggregate principal amount of the Notes originally issued under the Base Indenture (including the aggregate principal amount of any additional notes of the same series) remains outstanding immediately after the occurrence of such redemption (unless all Notes are otherwise repurchased or redeemed substantially concurrently with the corresponding Equity Offering Redemption); and

(2) notice of such redemption is given no more than 180 days after the date of, and may be conditioned upon, the closing of such equity offering.

The Notes may be redeemed, in whole or in part, at any time prior to December 1, 2024, at the option of the Issuer, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the applicable make-whole premium as of, and accrued and unpaid interest thereon, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after December 1, 2024, the Issuer may redeem all or a part of the Notes, at its option, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, on the Notes to be redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1of the years indicated below:

Year	Percentage
2024	101.875%
2025	100.938%
2026 and thereafter	100.000%

In addition, during any 12-month period prior to December 1, 2024, the Issuer will be entitled to redeem up to 10% of the original aggregate principal amount of the Notes (including the principal amount of any additional notes of the same series) at a redemption price equal to 103% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Special Optional Redemption

At any time on one or more occasions on or prior to the fifth business day following December 20, 2021 by giving notice at least five business days prior to such time, the Issuer may elect to redeem all or a portion of the Notes at a special optional redemption price equal to the issue price of the Notes plus 1% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date, provided, that the Issuer may only elect to redeem fewer than all of the Notes, if, after giving effect to any such redemption, at least $250 million aggregate principal amount of the Notes remains outstanding following such redemption.

Change of Control

Upon the occurrence of a change of control triggering event, which is defined in the Base Indenture, each holder of the Notes has the right to require the Issuer to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Covenants

The Indenture contains covenants limiting, among other things, the Issuer’s ability and the ability of most of its subsidiaries to create liens and consolidate, merge, sell or otherwise dispose of all or substantially all of its assets.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on Notes to become or to be declared due and payable.

The foregoing descriptions of the Base Indenture, the Sixth Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the Sixth Supplemental Indenture and the Notes, copies of which are incorporated herein by reference and attached hereto as Exhibits 4.1 - 4.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Issuer’s direct financial obligations under the Notes is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of June 29, 2020, among WMG Acquisition Corp., the guarantors listed on the signature pages thereto, Credit Suisse AG, as Notes Authorized Representative and as Collateral Agent, and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as Trustee, providing for the issuance of secured notes in series (incorporated by reference to Exhibit 4.1 to the Current Report of Warner Music Group Corp. on Form 8-K filed on June 30, 2020).

4.2	Sixth Supplemental Indenture, dated as of November 24, 2021, among WMG Acquisition Corp., the guarantors listed on the signature pages thereto and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as Trustee, relating to the 3.750% Senior Secured Notes due 2029.

4.3	Form of 3.750% Senior Secured Note due 2029 (included in Exhibit 4.1 hereto).

104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President and General Counsel

Date: November 24, 2021